UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2012

TurboSonic Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21832	13-1949528
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

550 Parkside Drive, Suite A-14
Waterloo, Ontario N2L 5V4
Canada
(Address of principal executive offices)

Registrant’s telephone number: (519) 885-5513

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.	Other Events

On October 10, 2012, our founder, executive officers and directors (who we refer to as the “affiliated stockholders”) entered into a voting agreement in connection with that certain Agreement and Plan of Merger (which we refer to as the “merger agreement”) entered into by and among TurboSonic Technologies, Inc., MEGTEC Systems, Inc. and MTS WSP, Inc., an entity wholly-owned by MEGTEC, pursuant to which MTS WSP would be merged with and into TurboSonic and we would continue as the surviving corporation. Pursuant to the terms of the voting agreement, the affiliated stockholders have agreed to vote all of the shares of TurboSonic common stock owned by them in favor of the adoption of the merger agreement. The terms of the voting agreement also prohibit each of the affiliated stockholders from transferring his shares of TurboSonic common stock during the term of the voting agreement, and granted to and appointed MEGTEC as such stockholder’s proxy and attorney-in-fact to attend any meeting of TurboSonic’s stockholders and vote such stockholder’s TurboSonic shares at any such meeting.

The affiliated stockholders collectively own 3,813,310 shares of TurboSonic common stock, representing approximately 20.6% of the total voting power of outstanding shares of TurboSonic common stock.

A copy of the voting agreement is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Voting Agreement, by and among MEGTEC, Inc. and the founder, executive officers and directors of TurboSonic Technologies, Inc., dated October 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2012

TURBOSONIC TECHNOLOGIES, INC.

By: /s/ Egbert Q. van Everdingen
Name: Egbert Q. van Everdingen
Title: President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Voting Agreement, by and among MEGTEC, Inc. and the founder, executive officers and directors of TurboSonic Technologies, Inc., dated October 10, 2012.